EXHIBIT 99.1

Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100

NUTRISYSTEM REPORTS 2012 RESULTS

Board of Directors declares dividend of 17.5 cents per share

Fort Washington, Pa.—March 5, 2013—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the year ended December 31, 2012. The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable March 25, 2013, to stockholders of record as of March 15, 2013.

The following are financial highlights for the year ended December 31, 2012:

·	Revenues were $396.9 million, compared to $401.3 million in 2011.

·	One-time charges were $14.9 million for the year, or $9.7 million after tax. The majority of one-time charges were related to the company's management transition and other corporate matters.

· Operating loss for the year was $4.4 million. Excluding one-time charges mentioned above, operating income for the year was $10.6 million.

· Net loss for the year was $2.8 million, or 10 cents per diluted share. Excluding one-time charges mentioned above, net income for the year was $5.5 million or 18 cents per diluted share.

· Adjusted EBITDA excluding one-time charges was $27.3 million. Adjusted EBITDA is defined as net loss excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, and other charges referenced below in the Adjusted EBITDA reconciliation table.

· Cash, cash equivalents, and short term investments were $19.4 million at December 31, 2012. The company had no outstanding bank debt at year-end under its existing bank facility.

Dawn Zier, President and Chief Executive Officer of Nutrisystem, said, “Since my arrival at

Nutrisystem in November, we have conducted a comprehensive review of the company, identifying our strengths while taking a clear-eyed view at our opportunities to improve. It’s evident we have a strong brand and a nutritionally-balanced and science-based weight loss program that works. That said, we need to aggressively attract new customers across broader segments to the brand, address a pricing strategy that has relied too heavily on discounting, and offer more flexible and varied program options coupled with new products and services across all phases of a customer’s weight loss journey. The first priority in our turnaround plan has been to focus on margin improvement and cash efficiency, because this immediately increases shareholder value and frees up financial resources to reinvest in our business to drive key strategic initiatives. We are already making progress on this front, as we have improved year-over-year gross margins, optimized marketing spend by channel, and reduced operating expenses.”

Ms. Zier added, “Re-energizing top-line growth will require the execution of a number of initiatives with varied lead times. Reinvigorating our creative assets, monetizing our customer database, and restoring direct marketing discipline to drive profitable new customer growth, length of stay, reactivation, and revenue per customer are critical to our short-term success. We are also focusing on product and program innovation to be able to offer consumers a more customized and personal approach to weight loss that meets their varied needs. In addition, we are optimistic about our long-term opportunities within the retail and digital space to attract new customers to our brand. We are refining our approach to retail and are encouraged by the results from an ongoing test program launched in January with Walmart, along with our existing Costco and QVC relationships. We are also investing in and developing an online and mobile business that will allow us to expand into the DIY-diet segment, as well as create a strong maintenance and transition component to our existing program, when it launches in 2014. Additionally, we are in the process of upgrading the functionality of our ecommerce platform to improve customer conversion and investing in the tools and resources necessary to realize the potential of our customer database.”

David Clark, Chief Financial Officer, added, “Our forecast for 2013 calls for continued revenue pressure, as ongoing consumer response challenges are impeding progress on the top line. However, we expect year-over-year bottom line improvements beginning in the current quarter. Accordingly, we are forecasting a net loss in the range of 3 to 8 cents per diluted share for the first quarter, and net income of 23 to 33 cents per diluted share for the year, before any one-time items. In the first quarter, we expect approximately $2.2 million of one-time severance costs associated with leadership changes and reorganization.”

Ms. Zier concluded, “After five years of declining revenues and going into 2013 with some significant headwinds, our turnaround is not going to happen overnight. I am confident in our plans, however, to drive 2013 EBITDA growth, and in our ability to return to revenue growth as we rebuild our core business and new initiatives launch and take hold.”

Conference Call and Webcast

Management will host a webcast to discuss fourth quarter and full year 2012 financial results today at 4:30 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier and Chief Financial Officer David Clark. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 719-325-2452 and reference conference 3110645.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as first quarter and full year 2013 guidance, management and company transition, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem

Having helped Americans lose millions of pounds for over 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes.

Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2012	2011	2012	2011

REVENUE	$62,525	$66,892	$396,878	$401,336
COSTS AND EXPENSES:
Cost of revenue	32,312	35,694	213,095	198,405
Marketing	18,424	18,089	111,095	110,922
General and administrative	15,556	12,626	66,332	60,812
Depreciation and amortization	2,612	2,882	10,724	12,068
Total costs and expenses	68,904	69,291	401,246	382,207
Operating (loss) income	(6,379)	(2,399)	(4,368)	19,129
OTHER EXPENSE	0	0	(78)	0
INTEREST EXPENSE, net	(1,280)	(60)	(2,034)	(468)

(Loss) income before income taxes	(7,659)	(2,459)	(6,480)	18,661
INCOME TAX (BENEFIT) EXPENSE	(2,630)	(1,309)	(3,675)	6,400

Net (loss) income	$(5,029)	$(1,150)	$(2,805)	$12,261
BASIC (LOSS) INCOME PER COMMON SHARE	$(0.18)	$(0.04)	$(0.10)	$0.44
DILUTED (LOSS) INCOME PER COMMON SHARE	$(0.18)	$(0.04)	$(0.10)	$0.43

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,668	27,287	27,499	27,033
Diluted	27,668	27,287	27,499	27,325
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and par value amounts)

	December 31,

	2012	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,186	$47,594
Short term investments	3,205	10,013
Receivables	8,487	11,198
Inventories	23,637	31,514
Prepaid income taxes	4,531	3,350
Deferred income taxes	2,969	1,584
Supplier advances	715	2,637
Other current assets	6,445	9,011

Total current assets	66,175	116,901
FIXED ASSETS, net	28,003	29,771
OTHER ASSETS	4,228	3,682
Total assets	$98,406	$ 150,354
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,192	$32,581
Accrued payroll and related benefits	1,326	679
Deferred revenue	3,343	2,916
Other accrued expenses and current liabilities	6,911	4,486

Total current liabilities	34,772	40,662
BORROWINGS UNDER CREDIT FACILITY	0	30,000
NON-CURRENT LIABILITIES	3,525	4,734
Total liabilities	38,297	75,396

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued
and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized; shares issued – 28,631,464 at December 31, 2012 and 28,180,705 at
December 31, 2011)	29	28
Additional paid-in capital	18,466	10,091
Treasury stock, at cost, 72,561 shares at December 31, 2012 and 0 shares at
December 31, 2011	(636)	0
Retained earnings	42,254	64,931
Accumulated other comprehensive loss	(4)	(92)

Total stockholders’ equity	60,109	74,958

Total liabilities and stockholders’ equity	$98,406	$150,354

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Year Ended

	December 31,

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,805)	$12,261
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,724	12,068
Charge to vacate a facility	1,980	0
Loss (gain) on disposal of fixed assets	8	(62)
Share–based compensation expense	9,912	9,758
Deferred income tax benefit	(4,125)	(384)
Impairment of supplier advance	2,100	0
Write-off of debt issuance costs	1,079	0
Other non-cash charges	179	41
Changes in operating assets and liabilities:
Receivables	2,711	(1,942)
Inventories	7,877	(2,767)
Supplier advances	92	12,333
Other assets	2,374	2,980
Accounts payable	(9,213)	6,777
Accrued payroll and related benefits	647	(4,195)
Deferred revenue	427	(1,572)
Income taxes	(764)	2,144
Other accrued expenses and liabilities	(413)	(111)
Net cash provided by operating activities	22,790	47,329
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(10,549)	(10,067)
Proceeds from sales of short term investments	17,382	20,897
Capital additions	(9,601)	(8,041)
Proceeds from the sale of fixed assets	0	122
Net cash (used in) provided by investing activities	(2,768)	2,911
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	0	30,000
Repayments of borrowings under credit facility	(30,000)	(30,000)
Debt issuance costs	(207)	(991)
Exercise of stock options	10	129
Taxes related to equity compensation awards, net	(1,361)	(2,842)
Payment of dividends	(19,872)	(19,318)
Net cash used in financing activities	(51,430)	(23,022)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(31,408)	27,218
CASH AND CASH EQUIVALENTS, beginning of year	47,594	20,376
CASH AND CASH EQUIVALENTS, end of year	$16,186	$47,594

NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
	(Unaudited, in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012		2011	2012	2011

Adjusted EBITDA	$2,772		$2,022	$27,330	$ 40,113
Non-cash employee compensation
expense	(1,368)		(1,539)	(6,047)	(8,916)
Other expense	0		0	(78)	0
Interest expense, net	(1,280)		(60)	(2,034)	(468)
Income tax benefit (expense)	2,630		1,309	3,675	(6,400)
Depreciation and amortization	(2,612)		(2,882)	(10,724)	(12,068)
One-time charges:
Severance and related charges	(340)		0	(7,996)	0
Impairment and termination of
third party contracts	(2,851)		0	(4,951)	0
Charge to vacate a facility	(1,980)		0	(1,980)	0

Total one-time charges	(5,171)		0	(14,927)	0

Net (loss) income	$(5,029)	$	(1,150)	$(2,805)	$ 12,261

Adjusted EBITDA is defined as net (loss) income excluding non-cash employee compensation, severance and related expenses, other expense, interest, income taxes, depreciation and amortization and other charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED OPERATING (LOSS) INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Operating (loss) income as reported	$(6,379)	$ (2,399)	$ (4,368)	$ 19,129
Adjustment for one-time charges	5,171	0	14,927	0

Adjusted operating (loss) income	$(1,208)	$ (2,399)	$ 10,559	$ 19,129

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET (LOSS) INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2012		2011	2012	2011

Net (loss) income as reported	$(5,029)		$(1,150)	$(2,805)	$12,261
Income tax (benefit) expense as
reported	(2,630)		(1,309)	(3,675)	6,400

(Loss) income before income taxes	(7,659)		(2,459)	(6,480)	18,661
Adjustment for one-time charges	5,171		0	14,927	0

Adjusted (loss) income before
income taxes	(2,488)		(2,459)	8,447	18,661
Adjusted income tax (benefit) expense	(871)		(1,309)	2,956	6,400

Adjusted net (loss) income	$(1,617)	$	(1,150)	$5,491	$12,261

Adjusted diluted (loss) income per common
share	$(0.06)	$	(0.04)	$0.18	$0.43

Adjusted diluted weighted average shares
outstanding	27,668		27,287	27,691	27,325

Adjusted income tax (benefit) expense for the three months and year ended December 31, 2012 has been calculated using a tax rate of 35%.

Statement Regarding Non-GAAP Financial Measures

We believe Adjusted EBITDA, Adjusted operating (loss) income and Adjusted net (loss) income are useful performance metrics for management and investors because they are more indicative of the ongoing operations of the Company. These Non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.